UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2011

AirTran Holdings, Inc.

(Exact name of registrant as specified in its charter)

State of Incorporation: Nevada

Commission file number: 1-15991	I.R.S. Employer Identification No: 58-2189551

9955 AirTran Boulevard, Orlando, Florida 32827

(Address of principal executive offices) (Zip Code)

(407) 318-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 16, 2011, AirTran Holdings, Inc. (the “Company”) entered into an agreement with Stephen J. Kolski, its Executive Vice President for Corporate Affairs amending Mr. Kolski’s executive benefits agreement (such agreement as amended, the “Agreement”). Pursuant to the terms of the Agreement, Mr. Kolski’s employment as Executive Vice President of the Company and of AirTran Airways, Inc. (“Airways”) will continue through April 29, 2011. In connection with the Agreement, Mr. Kolski’s compensation arrangements continue under the Agreement substantially as such agreement was in effect prior to its amendment including receipt of Change of Control benefits but as and if a Change of Control occurs prior to December 31, 2011.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release of AirTran Holdings, Inc., dated March 17, 2011.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AirTran Holdings, Inc.

Date: March 17, 2011	By:	/s/ Arne G. Haak
Arne G. Haak
Senior Vice President of Finance, Treasurer and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release of AirTran Holdings, Inc., dated March 17, 2011.